Ramp Corporation
                                 33 Maiden Lane
                            New York, New York 10038
                                 (212) 440-1500

                                                                 October 6, 2004

Willow Bend Management Ltd.
2 Nevim Street
Ramat Hasharon, Israel
Attn: Ms. Michal Raviv


        Re:  Amendment to Warrants and Reduction in Principal of Promissory Note
             -------------------------------------------------------------------

Gentlemen:

     Reference is made to: (i) that certain Note and Warrant Purchase Agreement, dated as of July 14, 2004 (the "Note Purchase Agreement"), by and between Ramp Corporation, a Delaware corporation (the "Company"), and Willow Bend Management Ltd. (the "Investor"), (ii) that certain Convertible Promissory Note No. J-2, dated July 14, 2004 (the "Note"), in the aggregate original principal amount of U.S. $2,100,000 (the "Original Principal Amount") issued by the Company in favor of the Investor, (iii) that certain Common Stock Purchase Warrant No. W-J04-A-2, dated July 14, 2004 ("Warrant No. 1"), exercisable into 4,683,823 shares of common stock, par value $.001 per share, of the Company ("Common Stock"), at an exercise price of $0.11 cents per share ("Warrant No. 1 Exercise Price"), issued by the Company to the Investor, (iv) that certain Common Stock Purchase Warrant No. W-J04-B-2, dated July 14, 2004 ("Warrant No. 2"), exercisable into 4,683,823 shares of Common Stock at an exercise price of $0.15 cents per share ("Warrant No. 2 Exercise Price"), issued by the Company to the Investor, (v) that certain Common Stock Purchase Warrant No. W-J04-C-2, dated July 14, 2004 ("Warrant No. 3"), exercisable into 4,683,823 shares of common stock at an exercise price of $0.35 cents per share ("Warrant No. 3 Exercise Price"), issued by the Company to the Investor, and (vi) that certain Common Stock Purchase Warrant No. W-J04-D-2, dated July 14, 2004 ("Warrant No. 4"), exercisable into 4,683,823 shares at an exercise price of $0.40 cents per share ("Warrant No. 4 Exercise Price"), issued by the Company to the Investor. For purposes of this letter agreement, (a) Warrant No. 1, Warrant No. 2, Warrant No. 3 and Warrant No. 4 are herein referred to collectively as the "Warrants" and (b) Warrant No. 1 Exercise Price, Warrant No. 2 Exercise Price, Warrant No. 3 Exercise Price, and Warrant No. 4 Exercise Price are herein referred to collectively as the "Exercise Price".

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Investor hereby agree as follows:

     The Company represents and warrants to the Investor that, as of the date hereof, the Company had 240,497,105 shares of Common Stock issued and outstanding. On the condition that: (i) all of the 4,683,823 shares of Common Stock underlying Warrant No. 1 is exercised, (ii) all of the 4,683,823 shares of Common Stock underlying Warrant No. 2 is exercised, and (iii) 3,263,402 of the shares of Common Stock underlying Warrant No. 3 is exercised (the aggregate of 12,631,048 shares of Common Stock referred to herein collectively as the "Exercised Warrants"), the Exercise Price with respect to all of the shares of Common Stock underlying all of the Warrants shall be reduced to $.0325 cents per share. In consideration for the foregoing and as payment of the exercise price of $.0325 cents per share for the Exercised Warrants, the Investor shall immediately pay the Company the amount of $125,000 in cash, and, in accordance with Section 2 of the Warrants, the remaining $285,509 shall be paid through the reduction of Original Principal Amount outstanding under the Note. Each of the Company and the Investor agree that, notwithstanding anything to the contrary contained in Section 1(c) of the Note, any unpaid and accrued interest under the Note though the date hereof shall be due and payable on the


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Willow Bend Management Ltd.
October 6, 2004
Page 2


Maturity Date (as defined in the Note). The Company agrees to issue certificates representing the shares underlying the Exercised Warrants to the Investor or, if such shares are sold by the Investor, to issue DWAC instructions for such shares to the Company's transfer agent. The Note Purchase Agreement, Note and Warrants are hereby deemed amended to reflect the foregoing.

     Except as amended hereby, the provisions of the Note Purchase Agreement, Note and the Warrants shall be unmodified and shall remain in full force and effect.

     As promptly as practicable but no later than four (4) business days following the exercise of the Warrants, the Company shall file a Form 8-K with the Securities and Exchange Commission as required under the rules and regulations of the Securities Exchange Act of 1934, as amended, and shall take such further actions as it shall deem necessary or appropriate to deliver the final prospectus, as amended or supplemented, relating to the sale of the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended, and deliver same to the Investor prior to its sale of shares of Common Stock underlying the Warrants. The Investor agrees that it shall not sell any shares of Common Stock underlying the Warrants pursuant to the Registration Statement on Form S-3, No. 333-118457, without proper delivery of the final prospectus, as amended or supplemented.

     Please confirm your agreement to the foregoing by executing the enclosed copy of this letter and returning it to the undersigned, whereupon it shall become a binding agreement between us as of the date hereof.


                                         Very truly yours,

                                         RAMP CORPORATION


                                         By:
                                             -----------------------------------
                                             Name:  Andrew Brown
                                             Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

WILLOW BEND MANAGEMENT LTD.


By:______________________________
         Name:
         Title: